UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2014, Richard A. Meserve was appointed to the Board of Directors (the “Board”) of Duke Energy Corporation (the “Corporation).  The appointment is effective upon the Federal Energy Regulatory Commission’s approval of Mr. Meserve’s application for authorization to hold interlocking positions as a director of the Corporation and as a director of Pacific Gas & Electric Company, on whose board of directors Mr. Meserve currently serves.  Mr. Meserve has been President of the Carnegie Institution for Science since 2003 and Senior Of Counsel at Covington & Burling LLP since 2004.  Mr. Meserve’s directorship will expire, along with the Corporation’s other directors’ terms, at the next annual meeting of shareholders.  Mr. Meserve has not been appointed to any committees of the Board as of the date of this filing.

As a non-employee director of the Corporation, Mr. Meserve will receive a pro-rated payment of the cash and stock annual retainer, will receive meeting fees in accordance with the Corporation’s Director Compensation Program, as set forth in the Corporation’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 20, 2014, and will be eligible to participate in the Directors’ Savings Plan.  Mr. Meserve is subject to the Corporation’s Stock Ownership Guidelines, which require outside directors to own Duke Energy common stock (or common stock equivalents) with a value equal to at least five times the annual cash retainer (i.e., an ownership level of $375,000) or retain 50% of their vested annual equity retainer until such minimum requirements are met.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2014, the Board adopted Amended and Restated By-Laws (the “Amended By-Laws”) to provide for the right for shareholders to call special meetings.  The Amended By-laws are effective October 29, 2014.

Under Section 2.04 of the Amended By-Laws, special meetings can be called by shareholders who have continuously held a minimum of 15% of the outstanding shares of the Corporation’s common stock for at least one year.  Certain disclosure and procedural requirements are applicable to shareholders who seek to call a special meeting, including certain limitations on the type of business that may be presented.

The amendment to provide the right for shareholders to call special meetings was adopted by the Board in response to Proposal 5 on the ballot at the Corporation’s 2014 Annual Meeting of Shareholders and after discussions with the Corporation’s largest shareholders regarding the ownership threshold and other governing provisions.

The foregoing description of the Amended By-Laws is qualified in its entirety by reference to the Amended By-Laws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits

3.1 Amended and Restated By-Laws of Duke Energy Corporation, effective October 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: November 3, 2014	By:	/s/ Julia S. Janson
Executive Vice President, Chief Legal
Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated By-Laws of Duke Energy Corporation, effective October 29, 2014.